EXHIBIT 10.9

SCHEDULE

to the

ISDA Master Agreement

dated as of September 5, 2003,

between

CITIBANK, N.A.,

a national banking association organized under the laws of the United States

(“Party A”)

and

NC CAPITAL CORPORATION

a corporation organized and existing

under the laws of California

(“Party B”)

Part 1

Termination Provisions

In this Agreement:

(a)	“Specified Entity” with respect to both Party A and Party B: None.

(b)	“Specified Transaction” will have the meaning specified in Section 14 of this Agreement.

(c)	The “Default Under Specified Transactions” provision of Section 5(a)(v) will not apply to Party A and will not apply to Party B.

(d)	The “Cross Default” provisions of Section 5(a)(vi) will not apply to Party A and will not apply to Party B.

(e)	The “Credit Event Upon Merger” provisions of Section 5(b)(v) of this Agreement will apply to Party A and will apply to Party B.

(f)	The “Automatic Early Termination” provisions of Section 6(a) will not apply to Party A and will not apply to Party B.

(g)	Payment on Early Termination. The provisions of Sections 6(d) and 6(e) of this Agreement shall not apply, therefore no termination payment under Section 6(e) shall be payable by either party.

(h)	Restriction on Designating an Early Termination Date. Notwithstanding any provisions in this Agreement to the contrary, an Early Termination Date may not be designated under this Agreement by either party. The Termination Date as defined in the Confirmation is the sole Termination Date for this Agreement.

(i)	“Termination Currency” means United Sated Dollars (“USD”).

(j)	“Additional Termination Event” will not apply.

Part 2

Tax Representations

(a)	Payer Representations. For the purpose of Section 3(e) of this Agreement, Party A will make the following representation and Party B will make the following representation:

It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of this Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement, (ii) the satisfaction of the agreement of th other party contained in Section 4(a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement, provided that it shall not be a breach of this representation where reliance is placed on clause (ii) above and the other party does not deliver a form or documents under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(b)	Payee Representations. For the purpose of Section 3(f) of the Agreement, Party A and Party B make the representations specified below, if any:

The following representation will apply to Party A:

It is a national banking association organized under the laws of the United States and its U.S. taxpayer identification number is 13-5266470. It is “exempt” within the meaning of Treasury Regulation sections 1.6041-3(p) and 1.6049-4(c) from information reporting on Form 1099 and backup withholding.

The following representation will apply to Party B:

It is a corporation created or organized in the United States or under the laws of the State of California; and its U.S. taxpayer identification number is 33-0829437.

Part 3

Agreement to Deliver Documents

For the purpose of Section 4(a) of this Agreement:

I. Tax forms, documents or certificates to be delivered are:

Party required to deliver document	Form/Document/ Certificate	Date by which to be delivered

(i) Party A and Party B	As required under Section 4(a)(i) of the Agreement, IRS Form W-9.	Promptly upon execution of this Agreement; and promptly upon learning that any form previously provided by Party B has become obsolete or incorrect.

II. Other documents to be delivered are:

Party required to deliver document	Form/Document/ Certificate	Date by which to be delivered	Covered by Section 3(d)

(a) Party A, Party B and Credit Support Provider	Evidence reasonably satisfactory to the other party of the (i) authority of such entity to enter into the Agreement and each such Credit Support Document and any Transactions and (ii) the authority and genuine signature of the individual signing the Agreement and each Credit Support Document on behalf of such entity to execute the same.	As soon as practicable after execution of this Agreement and, if requested by the other party, as soon as practicable after execution of any Confirmation of any other Transaction.	Yes

(b) Party A and Party B	The party’s (or the party’s Credit Support Provider’s) annual report containing audited consolidated financial statements prepared in accordance with accounting principles that are generally accepted in such party’s country of organization and certified by independent certified public accountants for each fiscal year.	Upon request.	Yes

Party required to deliver document	Form/Document/ Certificate	Date by which to be delivered	Covered by Section 3(d)

(c) Party A and Party B	The party’s (or the party’s Credit Support Provider’s) unaudited consolidated financial statements, the consolidated balance sheet and related statements of income for each fiscal quarter prepared in accordance with accounting principles that are generally accepted in such party’s country of organization.	Upon request.	Yes

(d) Party A, Party B and the Credit Support Provider for Party B	Legal opinion in a form acceptable to the other party.	Upon execution of this Agreement.	No

Part 4

Miscellaneous

(a)  Addresses for Notices. For the purpose of Section 12(a) of this Agreement:

Address for notices or communications to Party A:

Address:	250 West Street
10th Floor
New York, New York 10013

Attention:	Director Derivatives Operations

Facsimile No.:	212 723 2956

(For all purposes)

In addition, in the case of notices or communications relating to Section 5, 6, 11 or 13 of this Agreement, a second copy of any such notice or communication shall be addressed to the attention of Party A’s legal department as follows:

Address:	Legal Department
77 Water Street
9th Floor
New York, New York 10004

Attention:	Department Head

Facsimile No.:	212 657 1452

Address for notices or communications to Party B:

Address:	18400 Von Karman Avenue, Suite 1000
Irvine,CA 92612

Attention:	Kevin Cloyd

Facsimile No.:	949-440-7033
Telephone:	949-440-7030

In addition, in the case of notices or communications relating to Section 5, 6, 11 or 13 of this Agreement, a second copy of any such notice or communication shall be addressed to the attention of Party B’s legal department as follows:

Address:	18400 Von Karman Avenue, Suite 1000
Irvine,CA 92612

Attention:	General Counsel

Facsimile No.:	949-440-7033
Telephone:	949-440-7030

(b)	Process Agent. For the purpose of Section 13(c) of this Agreement:

Party B appoints as its Process Agent: Not applicable.

(c)	Offices. The provisions of Section 10(a) will apply to this Agreement.

(d)	Multibranch Party. For the purpose of Section 10(c) of this Agreement:

Party A is not a Multibranch Party.

Party B is not a Multibranch Party.

(e)	Calculation Agent. Has the meaning specified in the Confirmation.

(f)	Credit Support Document. Details of any Credit Support Document:

The Credit Support Document is the Guarantee made by the Credit Support Provider in favor of Party A, in a form satisfactory to Party A.

(g)	Credit Support Provider. With respect to Party A; not applicable, and with respect to Party B; New Century Financial Corporation.

(h)	Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

(i)	“Affiliate” will have the meaning specified in Section 14 of this Agreement.

(j)	Additional Representations. For purposes of Section 3 of this Agreement, the following shall be added, immediately following paragraph (f) thereof:

“(g) No Reliance.  It is acting for its own account, and it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisors as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction. It has not received from the other party any assurance or guarantee as to the expected results of that Transaction.

(h) Evaluation and Understanding.  It is capable of evaluating and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction. It is also capable of assuming, and assumes, the financial and other risks of that Transaction.

(i) Status of Parties.  The other party is not acting as a fiduciary or an advisor for it in respect of that Transaction.

(j) No Agency.  It is entering into this Agreement and each Transaction as principal and not as agent.”

(k)	Eligible Contract Participant. Each party represents that (a) it is an “eligible contract participant” within the meaning of Section 1(a)(12) of the Commodity Exchange Act, as amended (the “CEA”), (b) this Agreement and each Transaction is subject to individual negotiation by each party, and (c) neither this Agreement nor any Transaction will be executed or traded on a “trading facility” within the meaning of Section 1a(33) of the CEA.

(l)	Financial Institution. Party A represents that it is a “financial institution” as defined in the Federal Deposit Insurance Corporation Improvement Act of 1991 or Regulation EE promulgated by the Federal Reserve Board thereunder.

(m)	“Netting of Payments” Subparagraph (ii) of Section 2(c) of this Agreement will apply to any Transaction.

Part 5

Other Provisions

(a)	Waiver of Right to Trial by Jury. Each party hereby irrevocably waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding relating to this Agreement.

(b)	Severability. Any provision of this Agreement which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or non-authorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits and expectations of the parties to this Agreement. The parties shall endeavor, in good faith negotiations, to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

(c)	Notice of Events of Default. Each party agrees, upon learning of the occurrence of any event or commencement of any condition that constitutes (or that with the giving of notice or passage of time or both would constitute) an Event of Default or Termination Event with respect to such party, promptly to give the other party notice of such event or condition (or, in lieu of giving notice of such event or condition in the case of an event or condition that with the giving of notice or passage of time or both would constitute an Event of Default or Termination Event with respect to the party, to cause such event or condition to cease to exist before becoming an Event of Default or Termination Event).

(d)	Recording of Conversations. Each party hereto consents to the recording of its telephone conversations relating to this Agreement or any potential Transaction. To the extent that one party records telephone conversations (the “Recording Party”) and the other party does not (the “Non-Recording Party”), the Recording Party shall, in the event of any dispute, make a complete and unedited copy of such party’s tape of the entire day’s conversations with the Non-Recording Party’s personnel available to the Non-Recording Party. The Recording Party’s tapes may be used by either party in any forum in which a dispute is sought to be resolved and the Recording Party will retain tapes for a consistent period of time in accordance with the Recording Party’s policy unless one party notifies the other that a particular transaction is under review and warrants further retention.

(e)	Set-off. Section 6 of the Agreement is amended by adding the following new subsection 6(f):

(f) In addition to any rights of set-off a party may have as a matter of law or otherwise, upon the occurrence of an Event of Default or a Termination Event with respect to a party (“X”) the other party (“Y”) will have the right (but will not be obliged) without prior notice to X or any other person to set-off any obligation of X owing to Y (whether or not arising under this Agreement, whether or not matured, whether or not contingent and regardless of the currency, place of payment or booking office of the obligation) against any obligation of Y owing to X (whether or not arising under this Agreement, whether or not matured, whether or not contingent and regardless of the currency, place of payment or booking office of the obligation).

For the purpose of cross-currency set-off, Y may convert any obligation to another currency at a market rate determined by Y.

If an obligation is unascertained, Y may in good faith estimate that obligation and set-off in respect of the estimate, subject to the relevant party accounting to the other when the obligation is ascertained.

Nothing in this provision will be deemed to create a charge or other security interest.

(f)	Definitions. The definitions and provisions contained in the 2000 ISDA Definitions, without regard to any amendment or supplement thereof subsequent to the date of this Agreement (together, the “Definitions”), are hereby incorporated into this Agreement, provided that any reference therein to a “Swap Transaction” shall be deemed to include a “Transaction” hereunder. In the event of any inconsistency (1) between the provisions of the Definitions and this Agreement, this Agreement will prevail, (2) between the provisions of a Confirmation and the Definitions, the Confirmation will prevail and (3) between the provisions of a Confirmation and this Agreement, the Confirmation will prevail.

(G)	Confirmation. The Confirmation, as amended and supplemented from time to time, supplements, forms part of, and will be read and construed as one with the Agreement. The parties hereby agree and acknowledge that the Transaction entered into pursuant to the Confirmation, dated as of the date hereof and bearing the Reference No. 50034057, between the parties shall constitute the sole Transaction under this Agreement.

(h)	Conditions Precedent. Section 2(a)(iii) of the Agreement shall not apply to the obligations of either party.

(i)	Failure to Pay. Section 5(a)(i) of the Agreement shall be amended by deleting the word “third” in line three thereof and replacing it with the word “first”.

IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.

CITIBANK, N.A.		NC CAPITAL CORPORATION

By:	/s/ LINDA COOK	By:	/s/ KEVIN CLOYD

Title:	Vice President	Title:	President